SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 14, 2021

Touchpoint Group Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

4300 Biscayne Blvd, Suite 203, Miami, Florida 33137

(Address of Principal Executive Offices)

(305) 420 6640

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 14, 2021, we consummated a Securities Purchase Agreement with Rick Uhler (“Purchaser”), whereby we issued to Purchaser ten thousand shares of our Series A Convertible Preferred Stock convertible into 10,000,000 shares of our common stock, subject to appropriate adjustment in the event of certain corporate events in consideration of the payment of $125,000. The rights and preferences of our Series A Convertible Preferred Stock are described in Item 5.03 of this Report on Form 8-K and a copy of the Certificate of Designation setting forth the rights and preferences of our Series A Convertible Preferred Stock is annexed hereto as Item 3.01. For a complete statement of the terms and conditions of the Securities Purchase Agreement with Purchaser, please see Exhibit 10.1 hereto.

On December 14, 2021, we entered into a Securities Purchase Agreement with Marko Radisic (“Buyer”), substantially similar to the Securities Purchase Agreement with Purchaser described above, whereby we agreed to issue to Buyer ten thousand shares of our Series A Convertible Preferred Stock convertible into 10,000,000 shares of our common stock, subject to appropriate adjustment in the event of certain corporate events upon receipt of $125,000. To date, we have not received any of the purchase price from Buyer and have not issued Buyer any shares of our Series A Convertible Preferred Stock. For a complete statement of the terms and conditions of the Securities Purchase Agreement with Buyer, please see Exhibit 10.2 hereto.

On December 14, 2021, we consummated a Securities Purchase Agreement with Quick Capital, LLC (“QC”), whereby we issued to QC a convertible promissory note (“Convertible Note”) in the principal amount of $200,000 and issued to QC a common stock purchase warrant (the “Warrant”) to purchase 6,500,000 shares of our common stock as additional consideration for its purchase of the Convertible Note. As a condition to the purchase and sale the Convertible Note and Warrant, we issued to QC 3,111,111 shares (the “Commitment Shares”) of our common stock and entered into a Piggy-Back Registration Rights Agreement pursuant to which we are to register for resale under the Securities Act of 1933, as amended, the Commitment Shares and the shares issuable upon conversion of the Convertible Note and exercise of the Warrant. In consideration of the Convertible Note and Warrant we received $171,000 after payment of a brokerage fee of $9,000.

The principal amount of the Note and all interest accrued thereon is payable on December 10, 2022. The Convertible Note provides for interest at the rate of 12% per annum, payable at maturity, and is convertible into shares of our common stock at a price of $0.0125 per share, subject to anti-dilution adjustments in the event of certain corporate events as set forth in the Convertible Note. In addition, subject to certain limited exceptions, if at any time while the Convertible Note remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then conversion price of the Convertible Note, the holder of the Convertible Note shall have the right to reduce the conversion price to such lower price.

The Warrant is exercisable until November 3, 2023, at a price of $0.02 per share, subject to customary anti-dilution adjustments. In addition, subject to certain limited exceptions, if at any time while the Warrant remains outstanding, we grant any option to purchase, sell or grant any right to reprice, or otherwise dispose of, issue or sell any shares of our common stock or securities or rights convertible into or exercisable for shares of our common stock, at a price below the then exercise price of the Warrant, the holder of the Warrant shall have the right to reduce the exercise price to such lower price. At any time when the Market Price, as defined in the Warrant, is in excess of the exercise price, the holder of the Warrant shall have the right to exercise the Warrant by means of a “cashless exercise” in accordance with the formula provided in the Talos Warrant.

The Commitment Shares and the shares issuable upon conversion of the Convertible Note and exercise of the Warrant are to be registered under the Securities Act for resale as provided in the Registration Rights Agreement. QC has agreed to limit sales of the common stock issued upon conversion of Convertible Note, during the period beginning on the date of issuance of the Convertible Note and ending on the maturity date or the date of occurrence of an event of default, to the greater of $5,000 or 15% of the Daily Dollar Volume, as defined in the Convertible Note.

For a complete statement of the terms and conditions of the Convertible Note, Warrant and Registration Rights Agreements, please see Exhibits 10.3, 10.4 and 10.5 hereto.

Item 3.02 Unregistered Sales of Equity Securities

See the discussion under Item 1.01 regarding the issuance of shares of our Series A Convertible Preferred Stock and common stock as described therein

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 16, 2021, the Company filed a certificate of designation authorizing the issuance of 50,000 shares of Series A Convertible Preferred Stock with the Office of the Secretary of State of Delaware.

The following summary of the powers, preferences, rights, qualifications and limitations of the Series A Convertible Preferred Stock is qualified in its entirety by reference to the certificate of designation authorizing the issuance of the Series A Convertible Preferred Stock filed as Exhibit 3.01 to this report.

Dividends:  Holders of the Series A Preferred Convertible Stock shall have no right to receive dividends except that if dividends are declared or paid on the Company’s common stock, the holders of the Series A Preferred Convertible Stock will participate therein on an as converted basis.

Liquidation preference:  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of Preferred Shares are entitled to be paid out of the Company’s assets legally available for distribution to stockholders, after payment of or provision for the Company’s debts and other liabilities, a liquidation preference of $12.50 per Preferred Share or, if greater, the amount they would be entitled to receive if all outstanding shares of Series A Preferred Convertible Stock had been converted into common stock before any distribution shall be made to the holders of common stock or any other stock junior to the Series A Preferred Convertible Stock as to the distribution of assets upon liquidation.

Conversion at Option of Holder:  Holders of Series A Preferred Stock may elect at any time after July 1, 2022, to convert each Preferred Share into 1,000 shares of common stock.  The conversion rate is subject to certain anti-dilution and other adjustments, including stock splits, distributions in respect of the common stock and in the event of certain fundamental transactions such as mergers and other business combinations.

Automatic Conversion: All issued and outstanding shares of Series A Convertible Preferred Stock shall be deemed to have been converted into, and shall (without any action of the holder thereof) become, 10,000 shares of the Company’s common stock, subject to the anti-dilution protections set forth in the Certificate of Designation, immediately upon the filing of a Certificate of Amendment to the Certificate of Incorporation of the Corporation with the Office of the Secretary of State of Delaware (the “Effective Time”) which increases the number of authorized but unissued shares of Common Stock to an amount sufficient for the conversion of all of the outstanding shares of Series A Convertible Preferred Stock.

Voting rights:  Holders of Preferred Shares will vote on an as-converted basis, together with holders of common stock, as a single class, on the election of directors and all other matters presented to stockholders, except for matters as to which under applicable law and the certificate of designation a class vote of the holders of the Series A Convertible Preferred Stock is required, with the holders of the Series A Convertible Preferred Stock having three votes for each share of common stock issuable upon conversion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.01	Certificate of Designation with respect to the Series A Convertible Preferred Stock

10.1	Securities Purchase Agreement between the Company and Rick Uhler.

10.2	Securities Purchase Agreement between the Company and Marco Radisic

10.3	Securities Purchase Agreement between the Company and Quick Capital, LLC

10.4	Promissory Note in the principal amount of $200,000 issued by the Company in favor of Quick Capital, LLC

10.5	Common Stock Purchase Warrant issued by the Company to Quick Capital, LLC

10.6	Registration Rights Agreement between the Company and Quick Capital, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2021

TOUCHPOINT GROUP HOLDINGS, INC.

By:	/s/Martin Ward
Name: Martin Ward
Title: Chief Financial Officer